CONSULTING AGREEMENT

         THIS  CONSULTING   AGREEMENT   ("Agreement")  is  entered  into  as  of
____________, 1998, by and between Aspen Springs Ranch, Inc., a Colorado corporation with its principal place of business at 2601 South Bayshore Drive, Miami, Florida 33133 (the "Company"), and Lowe Enterprises Mid-Atlantic, Inc., a Virginia corporation and its unincorporated division, Lowe Enterprises Community Development, with its principal place of business at 1945 Old Gallows Road, Suite 210, Vienna, Virginia 22182-3931 ("Consultant").

         Each of the Company and Consultant are sometimes referred to herein as a "Party," and both of them, together, are sometimes referred to herein as the "Parties."

                                    RECITALS

         A. Consultant has expertise in the development, marketing, sale and management of residential communities.

         B. Consultant, an independent contractor, desires to provide consulting services to the Company, and the Company desires to retain Consultant to provide consulting services to the Company, for the period contemplated by, and on the terms and conditions set forth in, this Agreement.

         C. This Agreement is being entered into in conjunction with the construction, marketing, financing, development and sale (collectively, the "Development") of a residential community by the Company upon approximately 5,700 acres of real property located in Garfield County, Colorado, which community is presently planned to include approximately 70 estate lots, 116 executive lots, 157 golf course lots, 9 meadow lots, 200 timeshare units (consisting of 50 cabins divided into quarter shares), two (2) signature golf courses and an equestrian center (collectively, the "Project").

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be bound hereby, agree as follows:

         1. ENGAGEMENT AS INDEPENDENT CONTRACTOR. The Company hereby hires, retains and otherwise engages Consultant as an independent contractor, and Consultant hereby accepts such engagement, upon the terms and conditions set forth herein. Each of the Parties acknowledges and agrees that Consultant (a) is being hired, retained and otherwise engaged as an independent contractor for federal tax purposes, (b) shall not be considered an employee, agent or partner of the Company, Atlantic Gulf Communities Corporation ("AGCC") or any of their affiliates or subsidiaries, (c) shall have no right, power or authority, and shall not hold itself out as having any right, power or authority, to assume or create any obligation or liability, express or implied, on behalf, or in the name, of the Company, AGCC or any of their affiliates or subsidiaries, or to bind the Company, AGCC or any of their affiliates or subsidiaries in any manner, without the Company's or AGCC's (as the case may be) express prior written consent (collectively, "Liabilities") and (d) shall have no right, power or authority to sign the name of the Company, AGCC or any of their affiliates or subsidiaries to any document, agreement, contract or instrument or to hold itself out as a general or special agent, partner, member, officer, employee or director of the Company, AGCC or any of their affiliates or subsidiaries. The Company shall carry no workers' compensation insurance or any health or accident insurance to cover Consultant or its employees. The Company shall not pay any contribution to Social Security, unemployment insurance, or federal or state withholding taxes in connection with the retention of Consultant under this Agreement (collectively, "Taxes"), and Consultant agrees to indemnify and hold the Company harmless from any such Liabilities and/or Taxes which may be assessed in connection with payments to Consultant under this Agreement.

         2. DUTIES.

                  a. EXECUTIVE CONSULTING SERVICES. Consultant shall contribute a minimum of twenty percent (20%) and a maximum of forty percent (40%) of the work time (i.e., 1 to 2 full work days per week) of Consultant's chairman, James
M. DeFrancia ("Executive"), as required, to oversee the Development of the Project. Executive shall be responsible for overseeing the Development of the Project. The Project Manager (as hereinafter defined) shall report directly to the Executive on a regular basis, as required by Executive.

                  b. MANAGEMENT COMMITTEE. Executive shall serve as the initial chairman of a three-person management committee (the "Committee"), initially consisting of Executive, J. Larry Rutherford, the President and Chief Executive Officer of AGCC (the "Company Representative"), and the managing director of the Project appointed by the Company ("Project Manager"). The Company shall be entitled to replace the Committee members (other than Executive) from time to time, at the Company's sole option. Executive's membership on the Committee shall cease effective on the date the term of this Agreement expires or is otherwise terminated under paragraph 5. below. The Committee shall meet at least once each calendar quarter and at such other times as required by and/or in connection with the Development of the Project. Each Committee member other than the Company Representative shall be entitled to one (1) vote on each matter presented to the Committee, and the Company Representative shall be entitled to three (3) votes on each matter presented to the Committee. All matters brought before the Committee shall be decided (i) by a majority of votes of the Committee at a meeting attended (in person or by telephone) by all of the members of the Committee or (ii) by a signed written consent of the members of the Committee constituting a majority of votes.

                  c. MATTERS REQUIRING THE APPROVAL OF THE COMMITTEE. The following "Major Decisions" shall require the approval of the Committee:

                           i.       Any  amendment  to  the  Project   pro-forma
                                    and/or Project budget.

                           ii. The sale, lease or other disposition of, or the granting of any mortgage, lien or other encumbrance on, or entering into any other capital transaction with respect to, the Project or any part thereof, except for the disposition of lots, timeshare units and memberships in accordance with the approved Project pro-forma and Project budget.

                           iii. The incurrence of any indebtedness for borrowed money by, or any refinancing of any indebtedness of, the Company, whether or not secured by any property of the Company.

                           iv. The making or incurring of any expenditure which, when taken together with all prior expenditures made or incurred or reasonably anticipated to be made or incurred, exceeds the line item therefor in the approved Project budget, it being agreed that for purposes hereof, each Project budget line item shall be the amount of such line item as set forth in the approved Project budget plus a proportionate share of the contingency line item set forth in the approved Project budget.

                           v. Entering into or renewing any contract, agreement, lease or other arrangement or transaction with any person which is an affiliate of Consultant or Project Manager.

                           vi. Any action or decision to omit any action that, if taken or omitted, could result in a violation of or default under any term or provision of any agreement binding on the Company and/or the Project, which violation or default could materially and adversely affect the Company, AGCC, any of their subsidiaries or affiliates and/or Project or could result in the acceleration of any indebtedness of the Company or any indebtedness that is secured by the Project or any portion thereof.

                           vii. The initiation, defense, adjustment, settlement or compromise of any claim, action, suit, proceeding or judgment by or against the Company or the Project or any portion thereof in excess of $25,000.

         Notwithstanding the foregoing, Consultant acknowledges and agrees that certain proposed actions and/or decisions of Consultant and/or the Committee may require the approval of the Board of Directors of the Company (the "Board") and/or AGCC before such actions may be taken or such decisions may be implemented. Nothing contained herein shall constitute (a) a waiver by the Board, any member thereof or AGCC of its/his rights with respect thereto or (b) authority on the part of the Consultant or the Committee to take any such actions or implement any such decisions without obtaining the Board's and/or AGCC's prior written consent (to the extent so required) with respect thereto.

                  d. OTHER CONSULTING SERVICES. Consultant shall contribute the expertise of its other employees to the Project, when and as reasonably determined by Executive to be necessary for the proper Development of the Project.

         3. COMPLIANCE WITH LAWS, CONTRACTS, LOAN AGREEMENTS, PERMITS, PRO-FORMA AND BUDGET. Consultant acknowledges that it has received copies of the following documents:

                  a. that certain Loan Agreement, dated September 3, 1998, between the Company and Lehman Brothers Holdings, Inc.,

                  b.       that  certain   Senior  Secured   Facilities   Credit
                           Agreement, dated September 3, 1998, between the Company and Morgan Stanley Senior Funding, Inc.,

                  c. that certain Exchange Agreement, dated September 3, 1998, by and between the Company and Spring Valley Holding USA, Ltd., together with the Addendum thereto, and

                  d. the approved pro-forma and budget for the Project (the documents described in a., b., c. and this d. being collectively referred to herein as the "Project Agreements").

         Consultant agrees to comply with all of the terms and conditions of the Project Agreements, as well as all applicable laws, rules, regulations and permits with respect to the Project, the Development of the Project and Consultant's performance of its duties hereunder.

         4. TERM. Subject to paragraph 5. hereof, the initial term of this Agreement shall begin on September 1, 1998, and shall terminate on the earlier of (a) September 30, 2003 or (b) the date upon which the Company has sold all of the lots, timeshare units and club memberships comprising the Project. Any rights of Consultant to Incentive Compensation as defined in paragraph 6.b, below shall survive the expiration of the term of this Agreement, except as set forth below.

         5.       TERMINATION.

                  a.       TERMINATION   WITHOUT   CAUSE.   This   Agreement  is
terminable by either Party without cause, at any time upon thirty (30) days prior written notice to the other Party, subject to the following:

                           i. In the event the Company terminates this Agreement without cause under this paragraph 5, Consultant shall not be entitled to be paid, from and after the date of such notice, any further Base Fees, Retainer Fees or other compensation hereunder; provided, however, that Consultant shall retain any rights it may have to be paid Incentive Compensation under paragraph 6.b. below.

                           ii. In the event Consultant terminates this Agreement without cause under this paragraph 5, Consultant shall not be entitled to be paid, from and after the date of such notice, any further Base Fees, Retainer Fees or other compensation hereunder, including, without limitation, the Incentive Compensation under paragraph 6.b. below.

                  b. TERMINATION FOR CAUSE BY THE COMPANY. The Company may terminate Consultant's engagement pursuant to this Agreement for "Cause" effective upon written notice to Consultant. Consultant shall not be entitled to be paid, from and after the date of such notice, any further Base Fees, Retainer Fees or other compensation hereunder, including without limitation, the Incentive Compensation under paragraph 6.b, below.

         "Cause" under this paragraph 5.b. shall mean any one of the following acts, omissions or occurrences, as the case may be, (X) by Executive, individually, with respect to clauses i. through vii. below, (Y) by Consultant with respect to clauses iii., iv., v., or vi. below or (Z) any other employee of Consultant, individually with respect to clauses ii., iii., iv., v., or vi. below:

                           i.       Conviction of a felony;

                           ii. Deliberate and premeditated acts against the best interests of the Company, its parent company, Aspen Springs Ranch Holding Company ("Holding), Holding's parent company, AGCC, or any of their affiliates or subsidiaries;

                           iii.     Material   breach   of  the  terms  of  this
                                    Agreement;

                           iv. Consultant or Executive being enjoined from violation of any state or federal securities laws or state or federal laws relating to the sale of real estate;

                           v. Consultant violating any law, or regulation governing their conduct in connection with the services to be rendered hereunder;

                           vi. Misappropriation of the Company's funds or those of Holding, AGCC or their affiliates or subsidiaries; or

                           vii. Executive's habitual use of alcohol or drugs to a degree that such use substantially interferes with the performance of his duties hereunder.

                  c. TERMINATION FOR CAUSE BY THE CONSULTANT. Consultant may terminate this Agreement for "Cause" effective upon written notice to the Company. Consultant shall not be entitled to be paid from and after the date of such notice, any further Base Fees, Retainer Fees or other compensation hereunder; provided, however, that Consultant shall retain any rights it may have to be paid Incentive Compensation under paragraph 6.b. below.

         "Cause" under this paragraph 5.c. shall mean any one of the following acts, omissions or occurrences, as the case may be by the Company:

                           i.       Material   breach   of  the  terms  of  this
                                    Agreement; or

                           ii. Company being enjoined from violation of any state or federal securities laws or state or federal laws relating to the sale of real estate.

                  d. DEATH, DISABILITY OR UNEMPLOYMENT. In the event of the death or disability of Executive or if Executive ceases to be an employee of Consultant for any reason, Company may immediately terminate Consultant's engagement pursuant to this Agreement upon giving written notice of such termination to Consultant. Such termination shall be deemed a termination for "Cause" and shall result in Consultant forfeiting any rights to be paid, from and after the date of such notice, any further Base Fees, Retainer Fees or other compensation hereunder, including, without limitation, the Incentive Compensation under paragraph 6.b. below.

                  e.       PERMITTING.

                           i. In the event the Company is unable to obtain approval from Garfield County and all other applicable governmental and/or quasi-governmental agencies of the proposed Planned Unit Development Amendment for the Project (the "Governmental Approvals") within eighteen (18) months following the date hereof, Company may terminate Consultant's engagement pursuant to this Agreement upon giving written notice of such termination to Consultant. Such termination shall be deemed a termination for "Cause" and shall result in Consultant forfeiting any rights to be paid, from and after the date of such notice, any further Base Fees, Retainer Fees or other compensation hereunder, including, without limitation, the Incentive Compensation under paragraph 6.b. below.

                           ii. In the event the Company obtains the Governmental Approvals within the eighteen
                                    (18) month period following the date hereof,
                                    the  Company  may   terminate   Consultant's
                                    engagement  pursuant  to this  Agreement  by
                                    providing   written   notice  to  Consultant
                                    within  thirty (30) days  following the date
                                    the Governmental  Approvals are obtained. In
                                    such event, Consultant shall not be entitled
                                    to be paid,  from and after the date of such
                                    notice,  any  further  Base  Fees,  Retainer
                                    Fees,   Incentive   Compensation   or  other
                                    compensation hereunder; provided, however, that Company shall pay to Consultant a lump sum payment of $250,000 within thirty (30) days following the date of delivery of the notice of termination.

         6. COMPENSATION.

                  a. BASE FEE AND RETAINER FEE. For services rendered by Consultant under this Agreement, the Company shall pay Consultant:

                           i. a base fee of $15,000 per month during the term of this Agreement ("Base Fee"), and

                           ii. a retainer fee of $5,000 per month during the term of this Agreement ("Retainer Fee").

         Consultant shall be solely responsible for paying any and all amounts due and owing to Executive, Consultant's other employees and Consultant's agents and advisors ("Consultant Expenses"). Consultant acknowledges and agrees that the Company shall have no liability whatsoever to Executive, Consultant's other employees and Consultant's agents and advisors for any amounts due and owing to them, including any Consultant Expenses. Consultant agrees to indemnify and hold the Company harmless from any such Consultant Expenses.

                  b. INCENTIVE COMPENSATION. Subject to achieving the Minimum Gross Margin, Consultant shall, subject to the conditions set forth herein, be entitled to receive one percent (1%) of the Company's Gross Revenues (as hereinafter defined) from the Project (the "Incentive Fee") payable as follows:

                           i. $500,000 upon achieving $50 million in Gross Revenues;

                           ii. an additional $500,000 upon achieving $100 million in Gross Revenues;

                           iii. an additional $500,000 upon achieving $150 million in Gross Revenues;

                           iv. an additional $500,000 upon achieving $200 million in Gross Revenues; and

                           v. an additional one percent (1%) of the Gross Revenues in excess of $200 million upon completion of the disposition of the Project.

         The payment of each tranche of the Incentive Fee shall be conditioned upon the Project achieving a cumulative minimum Gross Margin ("Minimum Gross Margin") of at least twenty percent (20%) at the time each such tranche of the Incentive Fee payment becomes due and payable. The Incentive Fee shall be deemed earned when paid. If the Minimum Gross Margin is not achieved on the date any tranche of the Incentive Fee is otherwise payable hereunder, the Incentive Fee relating to such tranche shall not be earned by, or payable to, Consultant and the Incentive Fee relating to such tranche shall be permanently forfeited and shall not be deferred to a later payment date.

         Notwithstanding the foregoing, in the event the Company sells the entire Project in bulk, the Incentive Fee of 1% of the Gross Revenues from such bulk sale of the Project shall be payable to Consultant within fifteen (15) days following the closing of the sale and the Company's receipt of the proceeds therefrom. In the event of a bulk sale of the entire Project, there shall be no Minimum Gross Margin condition to payment of the Incentive Fee.

         All Retainer Fees paid to Consultant pursuant to Paragraph 6.a. above shall be applied against any Incentive Fee payment due to Consultant under this Paragraph 6.b.

         For purposes of this Agreement:

                           i. the term "Gross Revenues" shall mean the total cash revenues received by the Company from the sale of the lots, timeshare units and club memberships comprising the Project to bona-fide third party purchasers, and

                           ii. the term "Gross Margin" shall mean the difference between Gross Revenues and the cost of the lots, timeshare units and club memberships sold as calculated in accordance with the Company's approved pro-forma for the Project (a copy of the current approved pro-forma for the Project is attached hereto as Exhibit "A"), which costs shall include, without limitation, the total costs of the land, indirect development (i.e. engineering, due diligence, planning and other similar soft costs), on-site infrastructure, off-site infrastructure, amenities and special  features,  financing,
                                    property     taxes,      contingency     and
                                    cost-inflator.

                  c. NO OTHER COMPENSATION. Consultant acknowledges and agrees that this Agreement shall not grant or extend to Consultant, and Consultant specifically disclaims any rights with respect to:

                           i. participation in the Company, Holding's, AGCC's or any of their subsidiaries' or affiliates' revenues or profits generally or with respect to any project or transaction, other than the Project, unless otherwise agreed to in a subsequent writing signed by Consultant and the Company, Holding or AGCC; or

                           ii. additional contributions by the Company, Holding, AGCC or any of their affiliates or subsidiaries with respect to any deferred compensation plan, bonus plans, or fringe benefits.

         7. EXPENSES AND MISCELLANEOUS BENEFITS. Consultant is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for travel, meals, entertainment and similar items; provided such expenses do not exceed the amount set forth on an annual budget approved by the Company in writing. The Company will reimburse Consultant for all such expenses authorized by the Company upon the presentation by Consultant, from time to time, of an itemized account of such expenditures.

         8. DISCLOSURE OF INFORMATION. Consultant shall not disclose or appropriate to its own use or for its own benefit, or to the use or for the benefit of any third party, at any time during or subsequent to the term of this Agreement, any secret or confidential information of the Company, AGCC or any of their subsidiaries or affiliates ("Confidential Information") that Consultant becomes aware of (regardless of how Consultant becomes aware of such Confidential Information) during such period, whether or not developed by Consultant, except as required in connection with Consultant's performance of this Agreement or as required by a court or governmental authority. Upon termination of this Agreement, Consultant shall promptly deliver to the Company all Confidential Information, in whatever form, that is in the custody or control of Consultant. The Company shall have the right to obtain injunctive relief for violation of the terms of this paragraph 8. and the terms of this paragraph 8. shall survive the termination of this Agreement.

         9. NONCOMPETITION. During the term of this Agreement, Consultant shall not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other capacity, own, operate, control, assist, or participate in any residential community development within the jurisdictional boundaries of Garfield County and Pitkin County, Colorado, which the Company reasonably determines to be in competition with the Project. The foregoing prohibitions shall not apply to ownership by Consultant of less than 5% of the issued and outstanding stock of any publicly traded company, provided that Consultant does not control any such company.

         10.      INDEMNIFICATION.

                  a.       INDEMNIFICATION   BY  COMPANY.   The  Company   shall
                           indemnify and hold harmless Consultant and its employees, officers and directors (the "Consultant Persons") for any losses, claims, damages, liabilities, arising out of, in connection with or related to the provision of services pursuant to this Agreement. The Company shall also, at Consultant's option, (i) undertake any Consultant Person's defense, or (ii) reimburse any Consultant Person for any legal or other expenses incurred in connection with any pending or threatened investigation or litigation arising out of, in connection with or related to the provision of services pursuant to this Agreement. The Company shall not, however, be liable to any Consultant Person for any indemnification or reimbursement to the extent that such Consultant Person caused the loss or incurred the expense as a result, directly or indirectly, of such Consultant Person's gross negligence or willful misconduct. The terms of this paragraph 10.a. shall survive the termination of this Agreement.

                  b. INDEMNIFICATION BY CONSULTANT. The Consultant shall indemnify and hold harmless Company, AGCC, their subsidiaries and affiliates and their employees, officers and directors ("Company Person") for (i) any losses, claims, damages and liabilities, arising out of, in connection with or resulting from, any Consultant Person's gross negligence or wilful misconduct and (ii) all Taxes, Liabilities and
                           Consultant Expenses. The Consultant shall also, at Company's option, (i) undertake any Company Person's defense, or (ii) reimburse any Company Person for any legal or other expenses incurred in connection with any pending or threatened investigation or litigation arising out of, in connection with or resulting from, any Consultant Person's gross negligence or wilful misconduct or any Taxes, Liabilities or Consultant's Expenses. The terms of this paragraph 10.b. shall survive the termination of this Agreement.

         11. ASSIGNMENT. A Party shall not voluntarily or by operation of law assign or otherwise transfer the any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other Party. Any attempted assignment by a Party of any of its rights, privileges, duties or obligations hereunder without such prior written consent shall be wholly void and unenforceable.

         12. THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, (a) confers, or is intended to confer, upon any person other than the Parties hereto and their respective successors and permitted assignees, any rights or remedies under or by reason of this Agreement, (b) relieves or discharges, or is intended to relieve or discharge, the liability of any Party hereto or (c) gives any person or entity any right of subrogation against or action over or against any Party.

         13. NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Agreement is intended to establish or create, or should be construed in any manner or under any circumstances whatsoever as creating or establishing, a partnership or a joint venture between Company and Consultant. It is the express intent of the Parties that the relationship created hereunder shall be solely a consulting arrangement.

         14. NOTICES. All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered when delivered (a) personally, (b) by the facsimile transmission of such notice to the Party entitled thereto, provided the sending Party receives written electronic confirmation thereof, (c) by the mailing of such notice to the Party entitled thereto, registered or certified mail, postage prepaid or (d) by delivery by a reputable national courier or overnight delivery service, provided the sending Party has a written tracking confirmation fro the notice, to a Party at the following addresses (or to such address designated in writing by one Party to the other):

         COMPANY:          Aspen Springs Ranch, Inc.
                           C/o Atlantic Gulf Communities Corporation
                           2601 South Bayshore Drive
                           Miami, Florida 33133
                           Attn:  General Counsel
                           Fax:  (305) 859-4063

         CONSULTANT:       Lowe Enterprises Community Development
                           1945 Old Gallows Road, Suite 210
                           Vienna, Virginia 22182-3931
                           Attn:  James M. DeFrancia, Chairman
                           Fax:  (703) 761-7606

         15. AMENDMENTS. No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless executed in writing by both Parties hereto.

         16. SEVERABILITY. Should any part, term or provision of this Agreement or any document required or contemplated herein to be executed be declared to be invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

         17.      NO JURY TRIAL. Company  and  Consultant  hereby   voluntarily,
knowingly and intentionally WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY in any legal action or proceeding arising under or in connection with this Agreement.

         18.      ATTORNEYS' FEES.

                  a. Each Party shall pay and shall be solely responsible for paying its own expenses incurred in connection with the negotiation, documentation, execution and delivery of this Agreement, including, without limitation, all fees and expenses of any agents, representatives, counsel and accountants employed by each Party in connection with the negotiation, documentation, execution and delivery of this Agreement.

                  b. The Parties agree that, if any action is instituted to enforce this Agreement, the Party not prevailing in such action shall pay to the prevailing Party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing Party in connection with such action. If both Parties prevail in part in such action, the court or arbitrator(s), as the case may be, shall allocate the financial responsibility for such costs and expenses in an equitable manner, consistent with its decision in such action.

         19. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of Colorado. The Parties hereby agree that venue shall be exclusively within Denver County, Colorado.

         20. ENTIRE AGREEMENT AND WAIVER. This Agreement contains the entire agreement between the Parties hereto and supersedes all prior and contemporaneous written or oral agreements, arrangements, negotiations and/or understandings between the Parties hereto. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the Party making the waiver.

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same Agreement. Each Party agrees to be bound by its own facsimile signature and to accept the facsimile signature of the other Party to this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


Witnesses:                                  ASPEN SPRINGS RANCH, INC.


____________________                        By:  _______________________________
                                            Name:   ____________________________
____________________                        Title:  ____________________________



                                            LOWE ENTERPRISES MID-ATLANTIC, INC.

____________________                        By:  _______________________________
                                            Name:   ____________________________
____________________                        Title:  ____________________________

                                       11